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                    Kimco Realty Corporation and Subsidiaries
                  Computation of Ratio of Funds from Operations
             to Combined Fixed Charges and Preferred Stock Dividends
                      For the Year Ended December 31, 1996



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
 Funds from Operations, Available to Common Stockholders                       $85,105,975

 Add:
    Interest on indebtedness                                                    26,039,374
    Preferred stock dividends                                                   16,134,475
    Portion of rents representative of the
      interest factor                                                            2,482,917
                                                                           ----------------
                                                                               129,762,741

 Adjustment for equity share in partnerships                                    (1,498,445)
                                                                           ----------------

        Funds from Operations, as adjusted                                    $128,264,296
                                                                           ================


 Combined fixed charges and preferred stock dividends-
    Interest on indebtedness                                                   $26,039,374
    Preferred stock dividends                                                   16,134,475
    Portion of rents representative of the
      interest factor                                                            2,482,917
                                                                           ----------------


         Combined fixed charges and preferred stock dividends                  $44,656,766
                                                                           ================

 Ratio of Funds from Operations to Combined Fixed Charges
    and Preferred Stock Dividends                                                      2.9
                                                                           ================
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